October 18, 2010

SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control
RE:	American Depositary Receipts
representing two deposited shares of
Companhia Brasileira de
Distributiocao S.A.
(Form F-6, Registration No.  333-134232)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, on behalf of The Bank of New
York Mellon, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus
(Prospectus) reflecting the change in number of preferred shares represented by one American
Depositary Share (the Ratio).

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General Instructions to the Form F-6 Registration Statement, the
Prospectus consists of the ADR certificate with the revised ratio and Companhia Brasileira de
Distributiocao S.A.

The Prospectus has been revised to reflect the new ratio, and has been overstamped with:

Effective October 18, 2010, the ratio has changed to each American Depositary Share represents one Class A preferred share.

Please contact me with any questions or comments at 212 815-4888
Vanessa Salazar
Vice President
The Bank of New York Mellon - ADR Division


Encl.
CC: Paul Dudek, Esq. (Office of International
Corporate Finance)